EXHIBIT 99.03

Southern Company
Significant Factors Impacting EPS

	3 Months Ended March
	2007	2006	Change

Consolidated Earnings–As Reported	$0.45	$0.35	$0.10
(See Notes)
Significant Factors:
Traditional Operating Companies			0.05
Southern Power			0.02
Synthetic Fuels			0.03
Leasing			(0.01)
Parent Company and Other			0.01
Total–As Reported			$0.10

	3 Months Ended March
	2007	2006	Change

Consolidated Earnings–Excluding Synfuels	$0.41	$0.34	$0.07
(See Notes)
Total–As Reported			0.10
Less: Synthetic Fuels			(0.03)
Total–Excluding Synthetic Fuels			$0.07

Notes

- Tax credits associated with Southern Company's synthetic fuel investments expire December 31, 2007 and will not contribute to Southern Company's earnings and earnings per share after 2007.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.